Exhibit 10.2

AMENDED AND RESTATED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT  (this “Agreement”), dated as of January 24, 2013, is among FOLIOfn Investments, Inc., a Virginia corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“Folio”), Prosper Marketplace, Inc. a Delaware  corporation (“PMI”), and Prosper Funding LLC, a Delaware limited liability company and wholly-owned subsidiary of PMI (“PFL”).  As used in this Agreement, “Party” means Folio, PMI or PFL; “Parties” means Folio, PMI and PFL; “Prosper Party” means PMI or PFL; and “Prosper Parties” means PMI and PFL

RECITALS

WHEREAS, Folio operates and maintains an alternative trading system (the “ATS” or the “Trading Platform”) for, among other things, the purchase and sale in the secondary market of borrower payment dependent notes originally issued by PMI (“Folio’s Business”);

WHEREAS, PMI and Folio have entered into a Services Agreement, dated March 3, 2009, pursuant to which PMI provides to Folio, for the exclusive benefit of Folio, certain services in connection with Folio’s Business;

WHEREAS, PMI and Folio have also entered into a License Agreement, dated March 3, 2009 (which agreement is being amended and restated concurrently herewith), pursuant to which PMI licenses to Folio certain software and technology that Folio uses to operate the Trading Platform (“Software”);

WHEREAS, PMI and Folio have also entered into a Hosting Services Agreement, dated March 3, 2009 (which agreement is being amended and restated concurrently herewith), pursuant to which PMI hosts such Software for Folio’s exclusive use;

WHEREAS, PMI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”), pursuant to which PMI issues and sells borrower payment dependent notes, the payments of which are tied to the payments made by borrowers on loans owned by PMI;

WHEREAS, PMI wishes to provide its note purchasers with greater protection against the possibility of PMI becoming insolvent by having PFL, rather than PMI, sell notes tied to payments made by borrowers on loans owned by PFL;

WHEREAS, PFL has filed a Registration Statement on Form S-1 with the SEC, pursuant to which PFL will offer and sell borrower payment dependent notes, the payments of which will be tied to the payments made by borrowers on loans owned by PFL (the “New Public Offering”);

WHEREAS, in connection with the commencement of the New Public Offering, PMI and PFL will enter into an agreement pursuant to which PMI will contribute to PFL all borrower loans owned by PMI, all borrower payment dependent notes issued by PMI, and the on-line peer-to-peer lending platform used to originate borrower loans and issue borrower payment dependent notes (the “P2P Platform”); and

WHEREAS, effective as of the Effective Date, the Parties therefore desire to amend and restate the terms of the existing Services Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, subject to the satisfaction of the terms and conditions set forth herein, and intending to be legally bound, the Parties hereto agree as follows:

ARTICLE I
SERVICES

SECTION 1.1                      Folio Services. Subject to the terms and conditions of this Agreement, Folio shall operate and maintain the Trading Platform for the purchase and sale of borrower payment dependent notes (“Notes”) among PMI’s P2P Platform members.  Folio shall provide to PMI the services as listed and described on Exhibit A, or as otherwise described in this Agreement (collectively, the “Folio Services”).

Exhibit 10.2

(a)           Operation of Trading Platform.  Folio shall effectuate the purchase and sale in the secondary market of Notes by and among PMI’s P2P Platform members who receive authorization from Folio to access the Trading Platform.  Folio shall, in accordance with the Amended and Restated License Agreement among the Parties, dated January 24, 2013 (the “License Agreement”) and the Amended and Restated Hosting Services Agreement among the Parties, dated January 24, 2013 (the “Hosting Services Agreement”), provide for and manage (i) the process under which it will qualify or reject PMI’s P2P Platform members for access to the Trading Platform, (ii) handle the transfer of Notes and cash for payment of the purchase price among Folio approved PMI’s P2P Platform members’ trading Notes on the Trading Platform, and (iii) record and maintain accurate transaction records of all Note purchases and sales and cash deposits and withdrawals on the Trading Platform. Folio shall manage and record the transfer of title of Notes from sellers to buyers and keep funds and securities in its possession belonging to PMI’s P2P Platform members authorized by Folio to access the Trading Platform in a separate account for the sole benefit of its customers, and shall not commingle sellers’ or buyers’ funds with Folio’s own funds.

(b)           Compliance.  Folio shall direct and oversee the purchase and sale of Notes on the Trading Platform, and otherwise operate and manage the Trading Platform in compliance with the Applicable Law of any Governmental Authority (as those terms are defined below), including without limitation laws governing the purchase, sale and transfer of securities and securities ATS and/or broker-dealer requirements.

(c)           Broker-Dealer Licensing.  Folio warrants and represents to the Prosper Parties that it is registered as a broker-dealer under the Securities Exchange Act of 1934 and holds and shall maintain all necessary licenses and registrations to operate and maintain the Trading Platform and perform the Folio Services in all 50 states of the United States.

SECTION 1.2                    PMI Services.  Subject to the terms and conditions of this Agreement, PMI shall provide to Folio the services as listed and described on Exhibit B, or as otherwise described in this Agreement (collectively, the “PMI Services”).  PMI shall render the PMI Services as an independent service provider subject to the supervision and direction of Folio.

(a)           Scope.  The PMI Services (i) shall include the services set forth in Exhibit B, as amended from time to time, and (ii) shall be provided (A) in a manner and with reasonable care consistent with the manner and reasonable care used by PMI in the conduct of its own business, and (B) in a manner consistent with the requirements of applicable law, statute, order, rule, regulation, policy or guideline (“Applicable Law”) of any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s), and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the Financial Industry Regulatory Authority, Inc.) (“SRO”), in each case, having competent jurisdiction or authority (collectively, “Governmental Authority”).  Subject to the first sentence of this Section 1.2, Section 1.6 and the Applicable Law of any Governmental Authority, PMI and Folio may agree from time to time that in addition to the existing PMI Services, other services are necessary for the conduct of Folio’s Trading Platform.  Such other services will be included in the PMI Services upon the written agreement of PMI and Folio.

(b)           Review of Scope.  If PMI or Folio wishes to conduct a review of, or make changes to, the PMI Services, either PMI or Folio shall request in writing that a services review meeting be held within ten (10) business days, to discuss the provision of PMI Services; provided that no changes to the PMI Services will be made without the prior written consent of PMI and Folio.  For the avoidance of doubt, PMI may choose to use different facilities, equipment, software programs, and employees to provide the PMI Services without the prior approval of Folio.

(c)           Regulatory Requirements relating to the Prosper Parties’ Services.   PMI has filed an undertaking with the SEC, in the form attached as Exhibit D to this Agreement, and provided a copy to Folio.  Upon the Changeover Date (as defined below), PFL shall assume PMI’s books and regulatory requirements identified in Exhibit D and shall file an undertaking with the SEC, in the form attached as Exhibit D-1, and provide a copy to Folio.

Exhibit 10.2

(d)           Consideration to Folio.  For each Note sold, the seller shall pay Folio a percentage of the proceeds received from such sale (“Transaction Fee”). Transaction fees shall be collected by Folio from the proceeds of sales of Notes.  Further, the Parties acknowledge that PMI has an interest in the establishment and successful operation of Folio’s Business because of the shared customers of PMI and Folio.  As such, and in consideration for Folio’s services under this Agreement, to the extent aggregate Transaction Fees for a calendar month during the Term or any Renewal Term do not equal or exceed twenty thousand dollars ($20,000) (the “Minimum Monthly Fee”), PMI shall pay Folio the difference. For example, if aggregate transaction fees in April of 2013 equal $16,000, PMI shall pay Folio $4,000 ($20,000 minus $16,000). In the event transaction fees for a particular month exceed $20,000, the excess amount shall be applied as a credit toward any shortfall in succeeding months during the Term or any Renewal Term. For example, if aggregate transaction fees equal $23,000 in May of 2013 and $12,000 in June of 2013, PMI shall be entitled to a credit of $3,000 against the Minimum Monthly Fee for June, so that PMI shall pay Folio $5,000 for June ($20,000 minus ($12,000 + $3,000) = $5,000). PMI shall make any required payments to Folio toward the Minimum Monthly Fee no later than 15 days after the end of each calendar month during the Initial Term or any Renewal Term (as such terms are defined below).  Further, for any period for which Folio conducts Folio’s Business that is less than one calendar month, PMI shall pay a pro rata share of the Minimum Monthly Fee set forth above minus the aggregate Transaction Fees received by Folio for that period of time, less any credits from prior months.

(e)           Marketing.  For the Term (as defined below), PMI shall showcase Folio through the use of its corporate name or trademark, if any, in a manner mutually agreeable to PMI and Folio on either PMI’s homepage or any homepage through which a lender member would access the PMI website.  In addition, PMI and Folio agree to facilitate the marketing campaign calendar set forth in Exhibit E.

(f)            Audit.  Once during the Initial Term and once during any Renewal Term, Folio shall have the right to conduct (or direct an agent to conduct) at PMI’s expense not to exceed twenty five thousand dollars ($25,000) per audit, an audit of any appropriate site, facility or performance documentation of PMI, as directly related to the PMI Services, and as may be reasonably necessary for compliance purposes under Applicable Law.  Such audits shall be conducted during normal business hours and in a manner so as not to cause PMI to be in violation of any Applicable Law or contracts or other rights of third parties.  PMI shall provide to Folio or any auditor or attorney acting on Folio’s behalf with respect to conducting an audit of the PMI Services such assistance as they reasonably require, including installing and operating audit software.  With respect to any agreement between Folio and any auditor or attorney acting on Folio’s behalf under this Section 1.2(f), Folio shall require such auditor or attorney to maintain any confidential information created or received relating to PMI in accordance with Section 4.1 of this Agreement.

SECTION 1.3                      No Employment Relationship.  At all times during the performance of the PMI Services, all persons performing PMI Services shall be in the employ and/or under the control of PMI (including agents, contractors, temporary employees and consultants) and shall be independent from Folio and shall not be considered to be employees of Folio or its affiliates and shall not be entitled to any payment, benefit or perquisite directly from Folio or its affiliates on account of the PMI Services received.  PMI agrees that no person acting as an employee of PMI who performs PMI Services under this Agreement may, at such time and in the exclusive capacity as a PMI employee, make any representation regarding Folio, hold himself or herself out as an agent or employee of Folio, bind, or attempt to bind, Folio or take any similar action.

SECTION 1.4                      Relationship of the Parties.  The Parties agree that in performing their respective responsibilities pursuant to this Agreement, they are in the position of independent contractors.  This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Folio and either or both of the Prosper Parties.  Folio acknowledges that, notwithstanding the provision of the PMI Services by PMI to Folio, Folio shall remain responsible to any relevant Governmental Authority for the continued performance by PMI of the PMI Services under this Agreement.

SECTION 1.5        No Conflicts.  Notwithstanding any other provision of this Agreement, PMI shall not be required to provide or to cause to be provided PMI Services hereunder that conflict with any Applicable Law, contract, rule, regulation, order, license, authorization, certification or permit.

SECTION 1.6                      Limitation of Services. Except as otherwise expressly contemplated by Exhibit B, PMI shall not be obligated to (a) make modifications to its existing systems, or (b) acquire additional assets, equipment, rights or properties (including computer equipment, software, furniture, furnishings, fixtures, machinery, vehicles, tools or other tangible personal property) or hire additional personnel in connection with this Agreement.

Exhibit 10.2

SECTION 1.7        No Exclusivity.  The Parties acknowledge that Folio has developed an alternative trading system for notes and/or securities and that it is constantly modifying that system. The Parties agree that Folio (or any affiliate of Folio) may, in its sole discretion, operate an alternative trading system (or similar exchange or system) for the trading of notes or securities by members, participants, subscribers (or persons of a similar nature) of an Internet-based peer-to-peer lending platform (howsoever described) that directly or indirectly competes with either or both of the Prosper Parties.

ARTICLE II
CONDITION TO AGREEMENT AND TERM OF THE AGREEMENT

SECTION 2.1        Condition to Agreement.  PMI and Folio understand and agree that bids from P2P Platform members in the marketplace for the secondary trading of Notes may only be made by residents of a state that either has declared PMI’s registration statement effective or has an exemption from registration that is applicable to such activity; provided, however, that before bids from P2P Platform members in the marketplace for the secondary trading of Notes may be made by residents of a state that has an exemption from registration that is applicable to such activity, PMI must provide Folio a certification by its General Counsel or Secretary attesting to the availability of the exemption.

SECTION 2.2        Term of the Agreement.

(a)                                 Unless earlier terminated in accordance with Section 2.3, the initial term of this Agreement shall begin on the Effective Date and shall continue for a period of one year (the “Initial Term”).

(b)           On the first anniversary of the Effective Date and each anniversary date thereafter, this Agreement shall automatically successively renew for a period of one (1) year each (each a “Renewal Term”) unless prior to expiration of the Initial Term or a Renewal Term PMI or Folio provides thirty (30) days’ written notice to the other Parties of its intent not to renew, or unless earlier terminated in accordance with Section 2.3.  The Initial Term and any Renewal Term shall be collectively referred to herein as the “Term”.

SECTION 2.3                   Termination.

(a)                                The following Parties may terminate this Agreement:

(i)             PMI may terminate this Agreement during the Term, in writing, without cause, effective nine (9) months’ after notice is sent to Folio;

(ii)                                   PMI may terminate this Agreement in writing, effective thirty (30) days after notice is sent to the other Parties, if PMI determines, in its sole discretion, that P2P Platform members of PMI may transfer their Notes through a structure that does not require a resale trading platform operated by a registered broker-dealer, and that the use of such structure is approved by the SEC, provided, however, that PMI shall use reasonable efforts to notify all customers of PMI that are also customers of Folio of such change, and shall assist Folio in the transition of such customers, as requested by Folio;

(iii)           Folio may terminate this Agreement in writing, effective immediately, if either Prosper Party commits a breach of Applicable Law that materially affects Folio’s ability to provide Trading Platform and/or brokerage services to customers of Folio (“Folio Customers”) in compliance with any federal or state securities laws, rules or regulations or any rules of a self-regulatory organization of which Folio is a member, provided, however, that PMI shall provide the PMI Services for a commercially reasonable period of time to allow Folio to close out any outstanding transactions relating to Folio’s Business at the time of termination;

(iii)           Folio may terminate this Agreement in writing, without cause, effective nine (9) months after such notice is sent to the Prosper Parties;

(iv)           PMI or Folio may terminate this Agreement, in writing, effective immediately, in the event of any material breach of any warranty, representation or covenant of this Agreement by another Party which remains uncured thirty (30) days after written notice of such breach to such other Party; or

Exhibit 10.2

(v)            PMI or Folio may terminate this Agreement, upon mutual agreement of the Parties.

(b)            Notwithstanding the foregoing, this Agreement shall terminate immediately upon the effective termination of the License Agreement or the Hosting Services Agreement.

SECTION 2.4        Consequences of Termination, Expiration of the Term. Upon termination, for any reason, or expiration of the Term of this Agreement, (i) the Prosper Parties, as applicable, shall maintain the Books and Records for the terms outlined in Exhibit B on behalf of, and for the benefit of, Folio; and (ii) any Party shall, if required by the disclosing Party, return or destroy all Confidential Information (as defined below), subject to Applicable Law.  Termination or expiration of this Agreement will not relieve Folio of its obligations to any P2P Platform member who has become a customer of Folio.

SECTION 2.5       Survival.  The provisions of Sections 1.3, 1.4, 2.4, 2.5, 8.2, 8.3, and 8.4 and Articles IV, V, VI, and VII shall survive any expiration or termination of this Agreement in accordance with their terms.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1        Representations and Warranties. Each Party represents and warrants to the other Parties that, except as otherwise disclosed in writing to the other Parties:

(a)           it is a company duly incorporated and validly existing under the laws of the jurisdiction of its establishment;

(b)           it has the full power and authority to enter into this Agreement and to perform its obligations under this Agreement;

(c)           it has obtained all material consents and approvals and taken all actions necessary for it to validly enter into and give effect to this Agreement;

(d)           this Agreement will, when executed, constitute lawful, valid and binding obligations on it, enforceable in accordance with its terms; and

(e)            it has since February 2006, in all material respects, carried on and is carrying on its business in compliance with all Applicable Law, and since February 2006 has complied and is able to comply with the rules and requirements of all relevant Governmental Authorities.  It has not breached, and there are no breaches, of its organizational documents.  Except for the Consent Orders entered into by PMI with the SEC, the California Department of Corporations, the Connecticut Department of Banking, the Maine Office of Securities, and a settlement entered into with the North American Securities Administrators of America as disclosed to Folio, to their actual knowledge, there has not been and there is no investigation or inquiry by, or order, decree, decision or judgment of, any Governmental Authority outstanding or anticipated against the Prosper Parties, which, in each case, would have a material adverse effect on their ability to enter into or perform their obligations under this Agreement.

SECTION 3.2       Continuing Effect.  The representations and warranties set out in Section 3.1 shall be deemed to be repeated throughout the Term of this Agreement.

ARTICLE IV
CONFIDENTIALITY

SECTION 4.1       Folio’s Confidentiality Obligation.  Folio agrees that it and its managers, employees, consultants, agents and advisors shall treat confidentially and not disclose, or permit any affiliate of it or their respective advisors, employees, agents or representatives to disclose, to any third party any non-public or proprietary information  received from or on behalf of either or both of the Prosper Parties or about either or both of the Prosper Parties (“Confidential Information”).  For the avoidance of doubt, such Confidential Information shall include any personally identifiable information about any P2P Platform member, excluding personally identifiable information received by Folio in the course of establishing or maintaining access to the Trading Platform or a Folio account for any such person or relating to executing a Trading Platform transaction for any such person.  Folio agrees not to use such Confidential Information for any purpose other than for the fulfillment of Folio’s obligations in connection with the transactions contemplated by this Agreement, without obtaining the prior written consent of the disclosing Prosper Party, except (a) portions of such information that are or become generally available to the public other than as a result of disclosure by Folio in violation of this Agreement, (b) portions of such information received on a non-confidential basis from a third party who, to such recipient’s knowledge, is not prohibited from disclosing the information pursuant to a confidentiality agreement with, or fiduciary obligations to, the disclosing Prosper Party, and (c) for the purpose of making any disclosures required by Applicable Law.  In the event that such Confidential Information is disclosed in accordance with this paragraph, Folio agrees to contractually require each person to whom it has provided such Confidential Information as expressly permitted hereunder or with the prior written consent of the disclosing Prosper Party to keep such information confidential and to use and disclose it only in connection with the conduct of Folio’s Business.

Exhibit 10.2

SECTION 4.2        Prosper Parties’ Confidentiality Obligation.  Each Prosper Party agrees that it and its directors, employees, consultants, agents, representatives and advisors shall treat confidentially and will not disclose to any third party any Confidential Information received from or on behalf of Folio or any of its affiliates, or use such Confidential Information for any purpose other than for the fulfillment of such Prosper Party’s obligations under this Agreement without obtaining the prior written consent of Folio, except (a) portions of such information that are or become generally available to the public other than as a result of disclosure by a Prosper Party in violation of this Agreement, (b) portions of such information received on a non-confidential basis from a third party who, to such recipient’s knowledge, is not prohibited from disclosing the information pursuant to a confidentiality agreement with, or fiduciary obligations to, Folio, and (c) for the purpose of making any disclosures required by Applicable Law. For the avoidance of doubt, Folio’s Confidential Information shall include any personally identifiable information provided by an individual or entity to Customer or either Prosper Party solely for the purpose of accessing the ATS or opening a brokerage account through Folio.

SECTION 4.3                     Protection of Customer Information. For purposes of complying with their obligations under Applicable Law relating to the protection of consumer personal information, if any, the Parties will comply with the terms and conditions set forth in Exhibit C attached hereto.

SECTION 4.4        Permitted Disclosure.  Notwithstanding the forgoing provisions of ARTICLE IV, a Party may disclose Confidential Information received from another Party if:

(a)           such information is disclosed, in compliance with Applicable Law, by the receiving Party to its advisors, representatives, agents and employees, acting in their capacity as such, who have a need to know such Confidential Information in connection with the performance of this Agreement; provided, however, that such advisors, representatives, agents and employees shall be required to agree to abide by the requirements of this ARTICLE IV and the receiving Party shall be liable to the disclosing Party for any breach of these requirements by its advisors, representatives, agents and employees; or

(b)           a Party determines that it is required by Applicable Law to disclose information not otherwise permitted to be disclosed pursuant hereto.  In advance of any such disclosure (to the extent legally permitted and reasonably practicable), the receiving Party shall consult with the disclosing Party regarding such disclosure and seek confidential treatment for such portions of the disclosure as may be requested by the disclosing Party.  Such receiving Party shall have no liability hereunder if, prior to the required disclosure, the receiving Party receives a written opinion from its counsel opining that such disclosure is required by law or regulation.  In addition, notwithstanding any other provision of this Agreement, any Party shall be permitted to file a copy of this Agreement with any Governmental Authority.

(c)           Notwithstanding any provisions of this Agreement to the contrary, PFL agrees that PMI may use, retain and disclose all Confidential Information of PFL obtained by PMI without regard to the provisions of this ARTICLE IV.

SECTION 4.5                     Damages Not an Adequate Remedy.  Without prejudice to any other rights or remedies of a Party, the Parties acknowledge and agree that damages would not be an adequate remedy for any breach of this ARTICLE IV and the remedies of prohibitory injunctions and other relief is appropriate and may be sought for any threatened or actual breach of any provision of this ARTICLE IV.  No proof of special damages shall be necessary for the enforcement of any Party’s rights under this ARTICLE IV.

Exhibit 10.2

ARTICLE V
LIMITATION OF DAMAGES

SECTION 5.1        Folio’s Liability to the Prosper Parties.  EXCEPT TO THE EXTENT (A) INCLUDED IN A FINAL AWARD AGAINST A PROSPER PARTY RESULTING FROM A THIRD PARTY CLAIM FOR WHICH SUCH PROSPER PARTY IS INDEMNIFIED PURSUANT TO SECTION 6.1, OR (B) RELATING TO OR ARISING FROM THE WILLFUL OR INTENTIONAL MISCONDUCT OF FOLIO, IN NO EVENT SHALL FOLIO OR ITS AFFILIATES BE LIABLE TO A PROSPER PARTY FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES FROM THEIR PERFORMANCE UNDER THIS AGREEMENT, OR, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, FOR ANY FAILURE OF OR DEFECT IN PERFORMANCE HEREUNDER OR RELATED HERETO, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  IN NO EVENT SHALL THE LIABILITY OF FOLIO OR ITS AFFILIATES UNDER THIS AGREEMENT EXCEED IN ANY GIVEN CALENDAR YEAR ONE PERCENT OF THE TOTAL DOLLAR AMOUNT OF TRANSACTIONS EXECUTED BY FOLIO WITH RESPECT TO FOLIO’S BUSINESS.

SECTION 5.2        Prosper Parties’ Liability to Folio.  EXCEPT TO THE EXTENT (A) INCLUDED IN A FINAL AWARD AGAINST FOLIO RESULTING FROM A THIRD PARTY CLAIM FOR WHICH FOLIO IS INDEMNIFIED PURSUANT TO SECTION 6.2, OR (B) RELATING TO OR ARISING FROM THE WILLFUL OR INTENTIONAL MISCONDUCT OF A PROSPER PARTY, IN NO EVENT SHALL A PROSPER PARTY BE LIABLE TO FOLIO OR ITS AFFILIATES FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES FROM ITS PERFORMANCE UNDER THIS AGREEMENT, OR, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, FOR ANY FAILURE OF OR DEFECT IN PERFORMANCE HEREUNDER OR RELATED HERETO, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

ARTICLE VI
INDEMNIFICATION

SECTION 6.1        Folio’s Indemnification of the Prosper Parties.  Folio shall defend, indemnify and hold the Prosper Parties harmless from and against any and all claims, demands, causes of action, or suits of any nature or character based on any legal theory, including products liability, strict liability, violation of any federal, state or local law, rule or regulation, or the sole or concurrent negligence of any person (“Claims”) to which either or both of the Prosper Parties may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any Claim against it and defending any action and any amounts paid in settlement or compromise, provided Folio shall have given its prior written approval of such settlement or compromise, which approval shall not be unreasonably withheld or delayed) that arise, directly or indirectly, from (i) any third party Claim resulting from any breach by Folio (or its affiliates) of this Agreement, any failure by Folio to comply with Applicable Law or the failure to perform any activities necessary to facilitate the operation of Folio’s Business by any employee of Folio, (ii) any grossly negligent act or omission to act by any employee of Folio with respect to facilitating the operation of Folio’s Business, or (iii) Folio’s (or its affiliates’) willful misconduct or fraud.

SECTION 6.2                     PMI’s Indemnification. PMI shall defend, indemnify and hold the other Parties to this Agreement and their respective affiliates harmless from and against any and all Claims to which any such Party and its affiliates may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any Claim against it and defending any action and any amounts paid in settlement or compromise, provided PMI shall have given its prior written approval of such settlement or compromise, which approval shall not be unreasonably withheld or delayed) that arise, directly or indirectly, from any third party Claim arising from the operation of Folio’s Business, except to the extent such Claim is a result of (i) any breach by such Party of this Agreement, (ii) any failure by such Party to comply with Applicable Law or (iii) such Party’s gross negligence, willful misconduct or fraud (or the gross negligence, willful misconduct or fraud of any of such Party’s employee) with respect to facilitating the operation of Folio’s Business.

Exhibit 10.2

SECTION 6.3       PMI’s Limited Indemnification.  PMI shall defend, indemnify and hold the other Parties to this Agreement harmless from and against any and all Claims to which any such Party may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any Claim against it and defending any action and any amounts paid in settlement or compromise, provided PMI shall have given its prior written approval of such settlement or compromise, which approval shall not be unreasonably withheld or delayed) that arise, directly or indirectly, from any third party Claim arising from any acts or omissions of PMI, but solely under its various capacities as corporate administrator, loan servicer or platform administrator on behalf of PFL, occurring after the Changeover Date (as defined below).

SECTION 6.4       Exclusivity of Remedies.  Subject to Section 2.3, absent actual fraud or willful misconduct by any of the Parties to this Agreement, and except for matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available, the indemnification rights provided above shall be the sole and exclusive remedy of the parties under this Agreement.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1        Successors and Assigns. Except as set forth in ARTICLE VIII of this Agreement, no Party shall assign or transfer this Agreement or any of the rights, interests or obligations hereunder without the prior written consent of the other Parties.  A purported assignment of this Agreement or any of the rights, interests or obligations hereunder not in compliance with the provisions of this Agreement shall be null and void ab initio.

SECTION 7.2        Cooperation. Each Party shall cooperate with the other Parties as is reasonably necessary to assist in the performance of the other Parties’ obligations under this Agreement.

SECTION 7.3            Entire Agreement; Amendment.  This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the Parties with respect to the subject matter covered by this Agreement (other than any administration, corporate administration, loan servicing, platform administration or similar agreement entered into between PMI and PFL pursuant to which PFL appoints PMI as corporate administrator, loan servicer, platform administrator or in a similar capacity to provide certain services to PFL in relation to the New Public Offering (each such agreement, a “Services Agreement”).  This Agreement supersedes all previous agreements and understandings, if any, by and between the Parties with respect to the subject matter covered by this Agreement (other than a Services Agreement).  This Agreement may not be amended, changed or modified except by a writing duly executed by the Parties hereto.

SECTION 7.4                     Governing Law. This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by the substantive laws of the Commonwealth of Virginia to the exclusion of its rules of conflict of laws and the parties agree to submit to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Virginia for the resolution of all disputes arising out of this Agreement or in connection with the Services.

SECTION 7.5        Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when transmitted by facsimile during business hours with proof of confirmation from the transmitting machine, or delivered by courier or other hand delivery, as follows:

If to PMI:

Prosper Marketplace, Inc.:
111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Facsimile: 415-593-5433

Attn: General Counsel, compliance@prosper.com

If to PFL:

Prosper Funding LLC
111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Facsimile: 415-593-5433

Attn: Secretary, compliance@prosper.com

If to Folio:

FOLIOfn Investments, Inc.
8180 Greensboro Drive
8th Floor
McLean, VA 22102

Attn: Michael Hogan, hoganm@folioinvesting.com

Exhibit 10.2

SECTION 7.6       Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, or corporation other than the Parties, any rights or remedies under or by reason of this Agreement.

SECTION 7.7        Force Majeure. No Party shall incur liability to the other Parties due to any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to failure of suppliers, strikes, lockouts or other labor disputes, riots, acts of war or civil unrest, earthquake, fire, the elements or acts of God, novelty of product manufacture, unanticipated product development problems, or governmental restrictions or other legal requirements; provided, that such Party notifies the other Parties in writing immediately upon commencement of such event and makes diligent efforts to resume performance immediately upon cessation of such event.

SECTION 7.8         Severability. In the event that any provision of this Agreement is declared by any court or other judicial or administrative body of competent jurisdiction to be null, void or unenforceable, such provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

SECTION 7.9        Headings. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

SECTION 7.10     Counterparts and Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.  Transmission of facsimile or electronic copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

ARTICLE VIII
NEW PUBLIC OFFERING

SECTION 8.1       Commencement of New Public Offering.  On commencement of the New Public Offering (and written notification of such given by PMI to Folio (such commencement date being the “Changeover Date”)), this Agreement shall automatically be amended as follows:

(a)           Assignment of Rights.  Except as set forth in Section 8.1(b)(i) and (ii), all rights duties, obligations, covenants, and representations and warranties of PMI hereunder shall be assigned by PMI to, and shall be fully assumed by, PFL.  Upon such assumption, PMI shall be fully released and discharged from any and all such duties, obligations, covenants, representations and warranties to the extent relating to any period, or any acts or omissions, occurring subsequent to such assumption.

(b)           References to PMI.  Except as set forth in subsections (i) and (ii) below, all references to PMI in the Agreement shall be deemed to be references to PFL.

Exhibit 10.2

(i)            All references to “PMI” in the introductory paragraph, recitals, the second paragraph of Section 1.2(c) beginning with “Upon the Changeover Date”, Sections 3.1(e), 4.4(c), 6.3, 7.5, Article VIII, the signature page, and Exhibit B paragraph 10 shall not be deemed to be replaced with “PFL” but shall continue to be references to PMI.

(ii)           PMI shall remain obligated to perform, and shall remain entitled to exercise, from and after the Changeover Date all obligations and rights that apply to it in its capacity as a “Party” or a “Prosper Party” as stated in this Agreement.

SECTION 8.2       Performance by PMI; Separate Entities.

(a)     Folio acknowledges and agrees that after the Changeover Date (i) PMI will continue to perform its obligations under the Sections listed in Sections 8.1(b)(i) and (ii) as Party to this Agreement for and on behalf of itself, and (ii) PMI may perform, on behalf of PFL, any obligations of PFL to Folio under this Agreement (other than payment obligations), but solely in its various capacities as corporate administrator, loan servicer, platform administrator or similar capacity under any administration, corporate administration, loan servicing, system administration or similar agreement entered into between PMI and PFL pursuant to which PFL appoints PMI as corporate administrator, loan servicer, platform administrator or in a similar capacity to provide corporate administration, loan servicing, platform administration or similar services to PFL in relation to the New Public Offering.

(b)     Notwithstanding Section 8.2(a), Folio acknowledges and agrees that PFL and PMI are separate legal entities and that neither Prosper Party has guaranteed the performance by the other Prosper Party of its obligations hereunder.  Accordingly, Folio agrees that (i) PFL shall have no liability for the performance by PMI of its obligations, and (ii) PMI shall have no liability for the performance by PFL of its obligations.

SECTION 8.3       Limited Recourse.  The obligations of PFL under this Agreement are solely the obligations of PFL.  No recourse shall be had for the payment of any amount owning by PFL under this Agreement, or any other obligation of or claim against PFL arising out of or based upon this Agreement, against any organizer, member, director, officer, manager or employee of PFL or any of its Affiliates; provided, however, that the foregoing shall not relieve any such person of any liability it might otherwise have as a result of fraudulent actions or omissions taken by it.  Each of Folio and PMI agrees that PFL shall be liable for any claims that it may have against PFL only to the extent that PFL has funds available to pay such claims that are not, under the indenture governing PFL’s Borrower Payment Dependent Notes, allocated to the payment of such notes.  “Affiliate” shall mean, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party.  For purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.  “Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

SECTION 8.4       No Petition.  Each of Folio and PMI hereby covenants and agrees that it will not institute against, or join or assist any other Person in instituting against, PFL any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of any jurisdiction for one year and a day after all of the Borrower Payment Dependent Notes of PFL have been paid in full.

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused their respective names to be subscribed to this Agreement as of the date and year first above written.

Prosper Marketplace, Inc.

By:	/s/ Sachin Adarkar
Name: Sachin Adarkar
Title: Secretary

Prosper Funding LLC

By:	/s/ Sachin Adarkar
Name: Sachin Adarkar
Title: Secretary

FOLIOfn Investments, Inc.

By:	/s/ Michael Hogan
Name: Michael Hogan
Title: Chief Executive Officer and President

Exhibit 10.2

Exhibits

Exhibit A: Description of Folio Services

Exhibit B: Description of PMI Services

Exhibit C: Protection of Consumer Information

Exhibit D: Written Undertaking to Create and Maintain Certain Books and Records

Exhibit E: Marketing

Exhibit 10.2

Exhibit A

Description of Folio Services

1.                                     The following process will apply to registered PMI P2P Platform members who desire to sell their Notes on the Trading Platform, or to bid to purchase other P2P Platform members’ Notes on the Trading Platform:

(a)           The P2P Platform member will click on a button saying the P2P Platform member will be directed to the Folio website. That landing page will be designed as mutually agreed by Folio and PMI, and will bear Folio graphics predominantly, with the PMI logo appearing lower on the page, the intent being to make it clear that a visitor has left PMI and is now engaged with Folio.

(b)           The P2P Platform member will then need to become a Folio customer and/or receive Folio authorization to access the Trading Platform by entering his or her relevant information (name, social security number, address, birth date, etc.). Folio will take that information and run its own OFAC search and make an immediate decision as to whether to create an account or provide Trading Platform access for the P2P Platform member.

(c)           To become a Folio customer and/or to receive Folio authorization to access the Trading Platform, P2P Platform members must accept Folio’s legal agreements, and receive specified Note Trading Platform Disclosures. Once a P2P Platform member becomes a Folio customer and/or receives Folio authorization to access the Trading Platform, the P2P Platform member can sell his or her own Notes on the Trading Platform, or buy other P2P Platform members’ Notes offered for sale on the Trading Platform. Notes sold and purchased may correspond to PMI borrower loans, or to open market (i.e., previously-funded) loans issued by other financial institutions.

2.                                       On the day following the close of the auction bidding period for a Note offered for sale on the Trading Platform the following process will occur:

(a)           PMI relinquishes custody and control of the electronic original of the Note to Folio, such that ownership of the Note can only be transferred at Folio’s direction.

(b)           PMI transfers funds in the amount of the purchase price from the Note buyer’s PMI funding account to Folio’s Wells Fargo account for customer funds.

(d)           Assuming each Folio client’s instructions for the preceding action have been obtained, Folio transfers 99% of sale proceeds (retaining their 1% fee), less any Applicable Withholding (as defined below), to PMI, which PMI places, at Folio’s instruction, in the selling P2P Platform member’s Folio Note trading account.

(c)           PMI, acting as a “good control location” for Folio, at Folio’s instruction, transfers ownership of the Note from the selling P2P Platform member to the buying P2P Platform member, and such transfer shall be reflected in the respective selling P2P Platform member’s and buying P2P Platform member’s Note trading account at Folio.

(e)           Assuming each Folio client’s instructions for the preceding action have been obtained, PMI, at Folio’s instruction, transfers the Notes from the “good control location” buying P2P Platform member’s Note trading account to the buying P2P Platform member’s PMI account.

3.                                      Folio’s telephone number and email address will be displayed on the Trading Platform web pages, and all customer service questions relating to the Trading Platform will be received by or directed to Folio. PMI will maintain all records of the transactions in a separate database, on Folio’s behalf, that Folio may query on its own.

Exhibit 10.2

Exhibit B

Description of PMI Services

On behalf of Folio, PMI agrees to perform the following services:

New Account Opening

1.             PMI will collect and pass electronically to Folio information regarding prospective Folio customers via an online automated process, as required by Folio and in the form determined by Folio, necessary to open a customer account with Folio and/or grant access to the Trading Platform.  Folio will review such information and in its sole discretion approve all new accounts prior to opening or all new requests for Trading Platform access.

2.             PMI will collect and pass electronically to Folio such information from prospective Folio customers, as required by Folio, and in the form agreed to by Folio, relating to anti-money laundering and customer identification laws, rules and regulations, to permit Folio to conduct its anti-money laundering and customer identification programs.

Creation and Maintenance of Books and Records

1.            The books and records to be created and maintained for the specified period of time by the Prosper Parties on behalf of Folio (collectively “Books and Records”), in the medium agreed to by Folio and the Prosper Parties, shall be as follows:

(a)           A memorandum of each order, and of any other instruction given to Folio or received by Folio for the purchase or sale of Notes, whether executed or unexecuted, including the terms and conditions of the order or instructions and of any modification or cancellation thereof and the movement of funds related to such order, the account for which the order or instruction was entered, the time the order or instruction was received, the time of entry, the price at which executed, a notation indicating that a customer entered the order or instruction on an electronic system, and, to the extent feasible, the time of execution or cancellation (must be preserved for a period of not less than ten (10) years, the first two (2) years in an easily accessible place);

                                                (b)          Copies of confirmations of all purchases and sales of Notes for the account of Folio customers (must be preserved for a period of not less than ten (10) years, the first two (2) years in an easily accessible place);

                                                (c)           A record of any written (to include email) communications from a Folio customer sent to a Prosper Party’s address including specifically any communications expressing any complaint (must be preserved in an easily accessible place until at least ten (10) years after the earlier of the date the account was closed or the date on which the information was replaced or updated).

2.             Under no circumstances shall either Prosper Party destroy, delete or otherwise eliminate any or all or any part of such Books and Records without the prior written approval of Folio.

3.             At all times, the Books and Records, including all copies thereof, whether electronic or otherwise, are the property of Folio and, as such, will be surrendered to Folio promptly upon Folio’s request.

4.             Each Prosper Party hereby undertakes to permit examination of such Books and Records as are maintained by it at any time or from time to time during business hours by representatives or designees of the SEC or relevant SRO, and to promptly furnish to said SEC or relevant SRO or their designee true, correct, complete and current hard copies of any or all or any part of such Books and Records.

5.             Folio and each Prosper Party acknowledges that the Agreement shall not relieve Folio from the responsibility to prepare and maintain such Books and Records as specified in Exchange Act Rule 17a-4(i) or in Rule 17a-3.

6.             To the extent that a Prosper Party receives a demand from any Governmental Authority or is otherwise required by operation of law to permit examination of or to furnish a copy of any or all or any part of such Books and Records, such Prosper Party must immediately notify Folio.

Exhibit 10.2

7.             The Prosper Parties, as applicable, shall maintain and preserve the Books and Records in electronic form in accordance with the electronic storage media requirements outlined in Exchange Act Rule 17a-4(f)(2).  Specifically the electronic storage media must: (a) preserve the records exclusively in a non-rewriteable, non-erasable format; (b) verify automatically the quality and accuracy of the storage media recording process; (c) serialize the original and, if applicable, duplicate units of storage media, and time-date for the required period of retention the information placed on such electronic storage media; and (d) have the capacity to readily download indexes and records preserved on the electronic storage media as agreed to between the parties, as required by the SEC or the SRO of which Folio is a member.

8.             The Prosper Parties, as applicable, shall,

(a)           at all times have available, for examination by Folio, the staffs of the SEC and any SRO of which Folio is a member, facilities for immediate, easily readable projection or production of electronic storage media images of the Books and Records and facilities for producing easily readable images of the Books and Records;

(b)           be ready at all times to provide, and immediately provide, any facsimile enlargement which Folio, the staffs of the SEC, any SRO of which Folio is a member, or any State securities regulator having jurisdiction over Folio may request;

(c)           store separately from the original, a duplicate copy of the Books and Records for the specified period of time in the specified electronic storage format;

(d)           organize and index accurately all Books and Records maintained on both original and any duplicate storage media.  At all times, the Prosper Parties, as applicable, shall make available such indexes for examination by Folio, the staffs of the SEC and any SRO of which Folio is a member.  Each index must be duplicated and the duplicate copies must be stored separately from the original copy of each index and the original and duplicate indexes must be preserved for a period of not less than ten (10) years, the first two (2) in an easily accessible place;

(e)           have in place an audit system providing for accountability regarding the inputting of Books and Records to electronic storage media and inputting of any changes made to every original and duplicate record of the Books and Records.  At all times, the Prosper Parties, as applicable, must be able to have the results of such audit system available for examination by Folio, the staffs of the SEC and any SRO of which Folio is a member.  Further, the audit results must be preserved for a period of not less than ten (10) years, the first two (2) in an easily accessible place; and

(f)            keep current, and provide promptly upon request by Folio, the staffs of the SEC and any SRO of which Folio is a member all information necessary to access records and indexes stored on the electronic storage media; or place in escrow and keep current a copy of the physical and logical file format of the electronic storage media, the field format of all Books and Records written on the electronic storage media and the source code, together with the appropriate documentation and information necessary to access records and indexes.

9.             Annually, Folio (or a third party auditor) may review the audit system established by the Prosper Parties pursuant to this Agreement for the purpose of ascertaining the effectiveness of such audit system for accountability regarding inputting of the Books and Records and inputting of any changes made to every original and duplicate record.

10.           PMI shall, prior to the Effective Date of the Agreement, enter into a contract (“Contract”) with at least one third party, who shall have access to and the ability to download information from either Prosper Party’s electronic storage media, maintained on behalf of Folio, to any medium permitted under Section 17(a) of the Exchange Act and Rule 17a-4 there under.  Folio shall be specified in such Contract as a third party beneficiary of such Contract.  Such Contract between PMI and such third party(ies) shall include the following undertakings, and shall require the third party, upon execution of the Contract, to submit the following undertakings to the Financial Industry Regulatory Association, Inc. at a place to be designated by Folio:

Exhibit 10.2

(a)           [Name of Third Party] hereby undertakes to furnish promptly to FOLIOfn Investments, Inc. (“Folio”), the U.S. Securities and Exchange Commission (“Commission”), its designees or representatives, any self-regulatory organization of which Folio is a member, or any State securities regulator having jurisdiction over Folio, upon reasonable request, such information as is deemed necessary by Folio, the staffs of the Commission, any self-regulatory organization of which Folio is a member, or any State securities regulator having jurisdiction over Folio to download information kept on either Prosper Marketplace, Inc.’s or Prosper Funding LLC’s (the “Prosper Parties”) electronic storage media, maintained on behalf of Folio, to any medium acceptable under Securities Exchange Act of 1934 Rule 17a-4.

(b)           Furthermore, [Name of Third Party] hereby undertakes to take reasonable steps to provide access to information contained on either Prosper Party’s electronic storage media, maintained on behalf of Folio, including, as appropriate, arrangements for the downloading of any record required to be maintained and preserved by Folio pursuant to Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934 in a format acceptable to the staffs of the Commission, any self-regulatory organization of which Folio is a member, or any State securities regulator having jurisdiction over Folio.  Such arrangements will provide specifically that in the event of a failure on the part of the applicable Prosper Party on behalf of Folio to download the record into a readable format and after reasonable notice to such Prosper Party acting on behalf of Folio, upon being provided with the appropriate electronic storage medium, [Name of Third Party] will undertake to do so, as the staffs of the Commission, any self-regulatory organization of which Folio is a member, or any State securities regulator having jurisdiction over Folio may request.

11.           All Folio files and records shall be maintained segregated, separate and apart from the files and records of either of the Prosper Parties.

Good Control Location for Purposes of Rule 15c3-3 under the Exchange Act

1.             Each Prosper Party, as a “good control location” for Folio in compliance with Rule 15c3-3 under the Exchange Act, will maintain records regarding the uncertificated Notes issued by such Prosper Party and held by Folio Customers.

2.             Each Prosper Party shall ensure and warrant that the Notes held in each Folio Customer’s account are not subject to any right, charge, security interest, lien, or claim of any kind in favor of such Prosper Party or any person claiming through such Prosper Party.

3.             As part of the Books and Records, the Prosper Parties, as applicable, shall maintain separate records on behalf of Folio that reflect all positions in the Notes in each Folio Customer’s account.

Trade Confirmations and Monthly Statements for Folio Customers

PMI shall provide trade confirmations and monthly account statements on behalf of Folio to Folio customers with Folio approved Trading Platform access for all activities on the Trading Platform substantially in the form required by Folio.  Such trade confirmations and monthly account statements will be provided to each Folio customer by electronic delivery.

Withholding and Information Reporting

1.             PMI and Folio agree that concurrent with the transfer of funds contemplated under Section 2(b) of Exhibit A, PMI shall inform Folio of any withholding or backup withholding applicable to the proceeds from the purchase and sale of a Note (“Applicable Withholding”) under applicable United States federal tax laws (the “Tax Laws”).

2.             PMI will provide Folio securities sales and cost basis information for Folio to prepare the Internal Revenue Service Form 1099-Bs required to be filed under applicable Tax Laws in connection with each purchase and sale of a Note (the “1099s”). Folio shall prepare, or cause to be prepared, the 1099s.  Folio will send PDFs of 1099s to PMI to distribute to Note Trader clients through an online “filing cabinet” feature. PMI shall deliver the 1099s to the IRS on behalf of Folio within a period of time reasonably calculated to allow Folio to comply with its obligations to file such 1099s with the Internal Revenue Service and provide such 1099s to the selling P2P Platform members.

Exhibit 10.2

3.            Folio and PMI agree that clients subject to withholding taxes will not have access to the Note Trader platform. Folio and PMI agree to develop a process for existing Note Trader clients that become subject to withholding retroactively, after becoming a Note Trader client.

Error Correction

On behalf of, and for the benefit of, Folio, PMI shall use commercially reasonable efforts to assist Folio in correcting transaction errors by assigning an initial severity category to the error in accordance with the description set out below (“Service Levels”):

Category	Definition	Target Action
1-Critical	Production use of any of the Software is not possible and no reasonable workaround exists. Folio requires resolution urgently due to financial, legal, and public risk.	Initial response within two hours of notice. Resource assigned immediately thereafter and remains assigned until resolution.
2-Severe
Production use of any of the Software is possible, but a business function is disabled and no reasonable workaround exists. This category also applies to errors and problems that severely impact the progress of an implementation project where no reasonable workaround exists.
Initial response within one business day of notice. Resource assigned within one business day thereafter and remains until resolution.
3-Medium
Production use of any of the Software is possible, but a workaround is unacceptable for more than a short period due to frequency of the affected function’s usage and the criticality of the function. This category also applies to errors and problems that severely impact implementation projects where there is an unacceptable long-term workaround.

Initial response within two (2) business days of notice. Resource assigned within one (1) business day of initial response. Target resolution: 80% within 20 business days, the remainder resolved within 60 business days.

4-Low
All others. Production and/or implementation is not impacted severely for one of the following reasons:

A.            A reasonably acceptable workaround exists;
B.            The error or problem is resolved onsite;
C.            The error or problem is not severe; or
D.            The extent of the error or problem is limited.
Response and resolution as time permits or indefinitely postponed. Any resolutions made available as part of next scheduled Update.

A new severity category to the error may be assigned, after research, if the initial description was not accurate or after provision of a reasonable workaround if the provision of the workaround lessens the severity of the error.

Email Reporting System

PMI shall maintain an email reporting system that permits Folio customers to report errors and seek assistance with the use of any of the Software, and Folio shall monitor and respond to such reports and requests for assistance in accordance with the Service Levels.

Customer Service

PMI shall publish a telephone number and link to Folio’s customer service department that allows Folio customers to contact Folio’s customer service department for questions relating to Folio’s Business.

Scope

PMI shall provide PMI Services for the then-current version of the Software.

Exhibit 10.2

Exhibit C

Protection of Consumer Information

For purposes of complying with their obligations relating to the protection of consumer personal information, if any, each Party represents, warrants and covenants to the others that:

(a)           it will process, use, maintain and disclose personal information only as necessary for the specific purpose for which this information was disclosed to it and only in accordance with the terms of this Agreement;

(b)           subject to ARTICLE IV of the Agreement it will not disclose any personal information to any third party (including to the subject of such information) or any employee, agent or representative who does not have a need to know such personal information;

(c)           it will implement and maintain an appropriate security program to (a) ensure the security and confidentiality of all information provided to it by the disclosing Party, including personal information (collectively, the “Confidential Information” as such term is defined in Section 4.1 of this Agreement), (b) protect against any threats or hazards to the security or integrity of the Confidential Information, including unlawful destruction or accidental loss, alteration and any other form of unlawful processing and (c) prevent unauthorized access to, use or disclosure of the Confidential Information;

(d)           it will immediately notify the disclosing Party in writing if it becomes aware of (a) any disclosure or use of any of the Confidential Information by it or any of its employees, agents or representatives in breach of this Agreement, (b) any disclosure of any Confidential Information to it or its employees, agents or representatives where the purpose of such disclosure is not known, and (c) any request for disclosure or inquiry regarding the Confidential Information from a third party;

(e)           it will cooperate with the disclosing Party and the relevant supervisory authority in the event of any apparent unauthorized access to or use of Confidential Information, litigation or a regulatory inquiry concerning the Confidential Information, provided, however, it will not communicate with the disclosing Party’s customers or members concerning a security breach unless required by applicable law without the written consent of the disclosing Party;

(f)            it will enter into further agreements as reasonably requested by the disclosing Party to comply with Applicable Law from time to time; and

(g)           it will cause any employee, agent or representatives to act in accordance with this Exhibit C.

The provisions of this Exhibit supplement are in addition to, and will not be construed to limit, any other confidentiality obligations under the Agreement.  For purposes of this Agreement, “personal consumer information” means personally identifiable information about or relating to any former or current members of the either Prosper Party’s P2P Platform and any Folio customer or person granted access to the Trading Platform, in each case, that a Party receives or otherwise has access to; provided, however, personally identifiable information independently obtained by either Prosper Party about that Prosper Party’s P2P Platform member or independently obtained by Folio about any Folio customer or person granted access to the Trading Platform shall be excluded from the definition of “personal consumer information” with respect to the relevant Party for purposes of the Agreement.

Exhibit 10.2

Exhibit D

Written Undertaking to Maintain Certain Books and Records

[Date]

Securities and Exchange Commission

RE:	Written Undertaking to Maintain Certain Books and Records on behalf of FOLIOfn Investments, Inc.

Pursuant to Section 17(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rules 17a-3 and 17a-4 promulgated there under, FOLIOfn Investments, Inc. (“Firm”) is required to create, maintain and preserve (or contract with a third party to create, maintain and preserve) certain books and records for prescribed periods of time.  Accordingly, the undersigned undertakes to maintain such books and records on behalf of the Firm and stipulates that:

1.             At all times, such books and records, including all copies thereof, whether electronic or otherwise, are the property of the Firm and, as such, will be surrendered to the Firm promptly upon the Firm’s request.

2.            With respect to the books and records maintained or preserved on behalf of the Firm, the undersigned hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by representatives or designees of the Securities and Exchange Commission (“Commission”), and to promptly furnish to said Commission or its designee true, correct, complete and current hard copies of any or all or any part of such books and records.

3.            The agreement between the Firm and the undersigned shall not relieve the Firm from the responsibility to prepare and maintain records as specified in Exchange Act Rule 17a-4(i) or in Rule 17a-3.

Sincerely,

Prosper Marketplace, Inc.

By

Name:

Title:

Exhibit 10.2

Exhibit D-1

Written Undertaking to Maintain Certain Books and Records

[Date]

Securities and Exchange Commission

RE:	Written Undertaking to Maintain Certain Books and Records on behalf of FOLIOfn Investments, Inc.

Pursuant to Section 17(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rules 17a-3 and 17a-4 promulgated there under, FOLIOfn Investments, Inc. (“Firm”) is required to create, maintain and preserve (or contract with a third party to create, maintain and preserve) certain books and records for prescribed periods of time.  Accordingly, the undersigned undertakes to maintain such books and records on behalf of the Firm and stipulates that:

1.            At all times, such books and records, including all copies thereof, whether electronic or otherwise, are the property of the Firm and, as such, will be surrendered to the Firm promptly upon the Firm’s request.

2.            With respect to the books and records maintained or preserved on behalf of the Firm, the undersigned hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by representatives or designees of the Securities and Exchange Commission (“Commission”), and to promptly furnish to said Commission or its designee true, correct, complete and current hard copies of any or all or any part of such books and records.

3.             The agreement between the Firm and the undersigned shall not relieve the Firm from the responsibility to prepare and maintain records as specified in Exchange Act Rule 17a-4(i) or in Rule 17a-3.

Sincerely,

Prosper Funding LLC

By

Name:

Title:

Exhibit 10.2

Exhibit E

Marketing

1.             Folio will send one email per quarter to those PMI P2P Platform members who opened an account with Folio in order to become a trading member and participate in the Trading System to inform them of the availability of other Folio services and sites.

2.             Folio will be included in PMI’s promotions about PMI’s secondary market.

3.             A logo and link to the Folio Note Trader platform will be included on PMI’s help page (http://www.prosper.com/help/).

4
5.             PMI will put Folio Investing links on appropriate pages.  Any link will have anchor text only, no key words.

6.             Folio landing pages will go to Folio Investing Note Trader.  In circumstances where Folio requests a link to a general Folio Investing Landing Page, PMI must review and approve.

7.             Folio Investing Note Trader pages to include the standard Folio Investing footer statement and may include any and all links found in the Folio site map as found on the main Folio retail web site at www.folioinvesting.com.

8.             Folio will have final approval on all Folio placements or changes.

9.             Folio reserves the right to make changes to all Folio treatments and placements within the “Invest” tab at any time, acknowledging PMI’s release schedule and in compliance with PMI’s approval.